Exhibit 5.1

Reply to:
cjh@huntlawgrp.com

June 9, 2021

Kingswood Capital Markets,
a division of Benchmark Investments, LLC
71 Battery Place, Suite 625
New York, NY 10004
(“Placement Agent”)

Re:
Registered Direct Securities Offering of Class A Common Stock and Warrants to Purchase shares of Class A Common Stock for American Resources Corporation

Ladies and Gentlemen:

We have acted as counsel for American Resources Corporation, a Florida corporation (the “Company”), regarding a registered direct securities offering of Class A Common Stock of the Company and the legality of the offer and sale of 8,600,000 shares of the Class A Common Stock (the “Common Stock”) and Warrants to purchase 4,300,000 shares of Common Stock (the “Warrants”) (collectively, the “Securities”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.” The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3 (No. 333-230786), including the related base prospectus, prospectus supplement (collectively the “Prospectus”) and all exhibits, financial schedules and all documents and information deemed to be a part thereof (the “Registration Statement”), covering the registration of certain classes of securities of the Company (including the Common Stock and Warrants) under the Securities Act for offer and sale from time to time in accordance with Rule 415 of the Rules. The Registration Statement was declared effective by the Commission on June 4, 2019 (the “Effective Date”).

As to questions of fact material to this opinion, we have relied upon, with the consent of the Company and its Board of Directors: (i) the representations of the Company, its officers and directors as set forth in the aforementioned documents; and (ii) assurances from the officers and directors of the Company regarding factual representations as we have deemed necessary for purposes of expressing the opinions set forth herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company, its officers and directors in the aforementioned documents and have relied upon such information and representations as being accurate and complete in expressing our opinion.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed in rendering the opinions set forth herein that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law. This opinion letter is limited to the matters set forth herein and no opinions may be implied or inferred beyond the matters expressly stated herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

In connection with the rendering of this opinion, we have:

(a)
examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

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Articles of Incorporation and amendments thereto (collectively, the “Articles of Incorporation”);
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Bylaws;

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Minutes of the Board of Directors meeting authorizing the issuance of the Securities;

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The Company’s Registration Statement on Form S-3 and amendments thereto (File No. 333-230786);

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The prospectus of the Company included in the Registration Statement (the “Prospectus”);

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The Company’s Prospectus Supplement dated June 7, 2021 (the “Prospectus Supplement”);

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The Placement Agent Agreement dated June 7, 2021 between the Company and Kingswood Capital Markets, a division of Benchmark Investments, LLC;

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The Securities Purchase Agreement dated June 7, 2021, between the Company and certain Purchasers parties thereto (the “Securities Purchase Agreement”);

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The Warrants as executed by the Company;

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such other corporate records, certificates and other records and documents that we have deemed appropriate; and

(b)
made such inquiries of officers and representatives of the Company as we have deemed necessary or appropriate for the opinions set forth below; and

(c)
investigated such questions of law as we have deemed necessary or appropriate for the opinions set forth below.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Securities Purchase Agreement. Based on the foregoing assumptions, and subject to the qualifications and exceptions stated below, we are of the opinion that:

1.
The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida. The Company has all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals that are required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted (all as described in the Company's SEC Reports). To our knowledge, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect on the Company.

2.
The Company has all requisite power and authority (i) to execute, deliver and perform the Transaction Documents, (ii) to issue, sell and deliver the Shares, the Warrants and the Warrant Shares pursuant to the Securities Purchase Agreement and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3.
All action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Securities pursuant to the Securities Purchase Agreement and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and (b) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

4.
The Shares and the Warrants which are being issued on the date hereof pursuant to the Securities Purchase Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations. The Warrant Shares to be issued upon the exercise of the Warrants have been duly authorized and when issued in accordance with the terms of the Warrants will be fully paid and nonassessable and free of preemptive or similar rights. To our knowledge, except for rights described in Schedule 3.1(g) of the Securities Purchase Agreement, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements to issue any such securities or rights. The rights, privileges and preferences of the Common Stock are as stated in the Company’s articles of incorporation existing as of the date hereof.

5.
The Registration Statement filed with the Commission No. 333-230786 which registers the sale of the Securities to the Purchasers is currently effective.

6.
To our knowledge, the Company has filed all reports required to be filed by it under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the past two years (the “SEC Reports”). As of their respective filing dates, the SEC Reports complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

7.
The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Securities pursuant to the Securities Purchase Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation or any rule or regulation of any Trading Market applicable to the Company or of the articles of incorporation or by-laws or other similar organizational documents of the Company, (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree to which the Company or its Subsidiaries is a party or is subject or (c) result in the creation or imposition of any lien, claim or encumbrance on any of the assets or properties of the Company or its Subsidiaries.

8.
To our knowledge, except as set forth in the Disclosure Schedules to the Securities Purchase Agreement, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or its Subsidiaries, or any of its officers, directors or employees (in connection with the discharge of their duties as officers, directors and employees), of the Company or its Subsidiaries, or affecting any of their respective properties or assets.

9.
In connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Securities or the consummation of the transactions contemplated thereby, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required.

10.
The Company is not, and after the consummation of the transactions contemplated by the Transaction Documents shall not be, an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

11.
In addition, although we are not passing upon and do not assume any responsibility for nor have we independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Prospectus Supplement, in connection with the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement, we have participated in conferences with representatives and counsel of the Placement Agent and with certain officers and employees of, and independent certified public accountants for, the Company, at which conferences the contents of the Registration Statement, the Prospectus and the Prospectus Supplement and related matters were discussed, and we advise the Placement Agent that nothing has come to our attention that would lead us to believe that:

●
as of its effective date, the Registration Statement (other than the financial statements, related schedules and other financial data therein, as to which we express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, or that,

●
as of its date and as of the date hereof, the Prospectus and the Prospectus Supplement (other than the financial statements, related schedules and other financial data therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a lawyer who is a member of the bar of the State of Florida exercising customary professional diligence would reasonably recognize as being applicable to the transaction contemplated by the Transaction Documents. We have not examined and we do not express any opinion herein concerning any laws other than the laws of the States of New York and Florida and, to the extent expressly set forth herein, the federal laws of the United States of America, and we express no opinion as to the extent to which any other laws of any jurisdiction are applicable to the subject matter hereof.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

/s/: Clifford J. Hunt, Esquire

cc:
American Resources Corporation